UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K
__________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
June 21, 2019
Date of Report (Date of earliest event reported)
__________________________
QUINTANA ENERGY SERVICES INC.
(Exact name of registrant as specified in its charter)
  __________________________

Delaware	001-38383	82-1221944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (832) 518-4094
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	QES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amended and Restated Employment Agreements
On June 21, 2019, Quintana Energy Services Inc., a Delaware corporation (the “Company”), entered into amended and restated employment agreements (each, an “Amended Agreement”) with (i) D. Rogers Herndon, its Chief Executive Officer, President and Director, (ii) Christopher J. Baker, its Executive Vice President and Chief Operating Officer, and (iii) Keefer M. Lehner, its Executive Vice President and Chief Financial Officer, in each case, that supersede and replace the previous employment agreement that each such officer entered into with the Company (each, a “Prior Agreement”).
The Amended Agreement for each officer became effective as of June 15, 2019 (the “Effective Date”) and provides for a three-year term beginning on the Effective Date and ending on the third anniversary of the Effective Date, with an automatic renewal for an additional one-year term on such third anniversary and each subsequent anniversary thereafter unless either party provides notice of non-renewal.
The Amended Agreements memorialize modifications to certain elements of compensation that were previously implemented and already disclosed to our stockholders, specifically (i) annualized base salaries (“Base Salary”) equal to $550,000 for Mr. Herndon and $400,000 for each of Mr. Baker and Mr. Lehner and (ii) a target annual bonus equal to 100% of Base Salary for Mr. Herndon.
In addition, the Amended Agreements contain modifications to certain severance provisions, specifically (i) in connection with the termination of an officer’s employment by the Company other than for cause, by such officer for good reason or due to such officer’s death or disability, such officer is eligible to receive the pro-rata value of such officer’s target annual bonus for the current calendar year through the date of termination in addition to the payments and benefits originally provided for under the Prior Agreements and (ii) in connection with the termination of Mr. Herndon’s employment by the Company other than for cause or by Mr. Herndon for good reason within 12 months following a change in control, Mr. Herndon is eligible to receive (a) a lump sum payment equal to two and one-half times Mr. Herndon’s Base Salary (increased from two times) and (b) an amount equal to two and one-half times Mr. Herndon’s target annual bonus (increased from two times), payable in four equal installments with the first installment on the Company’s first regular pay date on or after the 60th day following such termination and the remaining three installments paid in each of the three calendar quarters immediately following the quarter in which the termination occurs, in addition to the payments and benefits originally provided for under the Prior Agreements.
The foregoing description of the Amended Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated in this Item 5.02 by reference.
Amendments to Phantom Unit Agreements
On June 21, 2019, the Company adopted an amendment, effective June 15, 2019 (the “Amendment”) to the phantom unit agreement originally entered into with each of Messrs. Herndon, Baker and Lehner on February 28, 2017 and assumed by the Company on February 6, 2018 in connection with its initial public offering (the “Phantom Unit Agreement”). Each Amendment provides that if an officer’s employment is terminated by the Company other than for cause or by such officer for good reason, all phantom units then held by such officer that have not previously become time vested will automatically become time vested upon such termination.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Amendment, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1+*	Amended and Restated Executive Employment Agreement, effective June 15, 2019, by and between the Company and D. Rogers Herndon.
10.2+*	Amended and Restated Executive Employment Agreement, effective June 15, 2019, by and between the Company and Christopher J. Baker.
10.3+*	Amended and Restated Executive Employment Agreement, effective June 15, 2019, by and between the Company and Keefer M. Lehner.
10.4+*	Form of Amendment to Phantom Unit Agreement under the Quintana Energy Services Inc. Amended and Restated Long-Term Incentive Plan.

+ Management contract or compensatory plan or arrangement.
* Filed herewith.